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                          THE HIBERNIA SAVINGS BANK
                  1995 PREMIUM INCENTIVE STOCK OPTION PLAN

1.  PURPOSE

    The purpose of The Hibernia Savings Bank 1995 Premium Incentive Stock Option Plan (referred to hereinafter as the "Plan") is to furnish an additional incentive to key employees of The Hibernia Savings Bank ("the Bank"), consistent with the interests of the Bank's shareholders, by affording key employees an opportunity to become owners of the Bank's Common Stock either through options (referred to hereinafter as "incentive stock options") which qualify under the provisions of Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (referred to hereinafter as the "Code"), or through options which do not qualify under those Code sections (referred to hereinafter as "nonqualified stock options"). The exercise price of all options granted under said Plan shall be the market price on the date of the grant of the option but all options granted under the Plan shall be exercisable only if the market price rises to the level specified in the grant, which level shall be at least 25% above the market price on the date of the grant of the option.

2.  STOCK SUBJECT TO THE PLAN

    The total number of shares of stock which may be sold pursuant to options granted number the Plan shall be 70,000 shares of the Bank's Common Stock, $1.00 par value, subject to adjustment as provided in Paragraph 13. If any option shall expire or terminate for any reason without having been exercised as to all shares subject to it, the unpurchased shares may again be subjected to a new option granted under the Plan.

3.  ADMINISTRATION

    The Plan shall be administered by the Executive Committee of the Board of Directors of the The Hibernia Savings Bank (the "Committee"), which, subject to the express provisions of the Plan, shall have full authority to interpret the Plan and each option granted thereunder. Subject to the express provisions of the Plan, the Committee shall determine the individuals to whom and the time or times at which such options shall be granted, the type of option granted, the number of shares subject to each option, the purchase price of such shares and other terms and conditions of each option, which need not be identical as to each option, PROVIDED that, all incentive stock options granted under the Plan must meet the requirements of Section 422 of the Code. In making its determination, the Committee may take into account the nature of the services rendered by the individual, his or her present and potential contribution to the Bank's success and such other factors as the Committee in its discretion may deem relevant. All determinations and decisions made by the Committee pursuant to this Plan shall be final and conclusive on all parties.

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4.  ELIGIBILITY

    Options under the Plan may be granted only to those key employees of the Bank (including any who are also officers and/or Directors of the Bank) who are responsible for the management, growth and protection of the business of the Bank who are under the age of 60 years and employed by the Bank on a full time basis.

5.  OPTION EXERCISE PRICE

    The exercise price under each option shall be determined by the Committee, but shall not be less than the fair market value of the stock at the time such option is granted; provided that, if any incentive stock option is granted to an individual who possesses, at the time the incentive stock option is granted, more than 10 percent of the total combined voting power of all classes of stock of the Bank, or of its parent, if any, or subsidiary corporations, the exercise price under any incentive stock option granted to such individual shall be at least 110 percent of the fair market value of the stock at the time such incentive stock option is granted. Fair market value shall equal the closing bid price as quoted on the NASDAQ National Market System on the trading day preceding the grant, or shall be determined in good faith by the Committee.

    In addition to the above minimum requirements, the exercise price of all option granted under said Plan shall be the fair market value on the date of the grant of the option but all options granted under the Plan shall be exercisable only if the fair market value rises to the level specified in the grant, which level shall be at least 25% above the fair market value on the date of the grant of the option. Fair market value at the time of exercise shall equal the closing bid price as quoted on the NASDAQ National Market System on the trading day preceding the exercise of the option, or shall be determined in good faith by the Committee.

6.  LIMITATION ON SHARES SUBJECT TO INCENTIVE STOCK OPTIONS

    To the extent that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which such incentive stock options are exercisable for the first time by any individual during any calendar year (under all stock option plans of the employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which are not incentive stock options.

7.  PERIOD OF OPTION

    Each option granted hereunder shall be subject to the following terms and conditions:

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        (a)  No option shall be exercisable after the expiration of 10 years from the date the option is granted; except that any incentive stock option which is granted to an individual who possesses, at the time the incentive stock option is granted, more than 10 percent of the total combined voting power of all classes of stock of the Bank, or of its parent, if any, or subsidiary corporations, shall not be exercisable after the expiration of five (5) years from the date the incentive stock option is granted; and

        (b) No option shall be exercisable by an optionee unless (except as provided in Paragraphs 11 and 12) at all times during the period beginning on the date of the granting of the option and ending on the day 3 months before the date of such exercise, such individual was an employee of the Bank; except that in the case of an employee who is disabled within the meaning of
             Section 22(e)(3) of the Code, the 3 month period referred to above shall be one (1) year.

8.  EXERCISE OF OPTION

    All options shall be exercisable by serving written notice of exercise on the Bank accompanied by payment of the purchase price in accordance with Paragraph 9 of the Plan. No option may be exercised for a fraction of a share. The Board of Directors may also require as a condition precedent to the exercise of an option that the optionee (or in the event of his death the person or personal representative or representatives exercising the option pursuant to Paragraph 12) satisfy the Bank by a written agreement, written representation and/or other evidence that the shares being acquired by exercise of the option are not being acquired with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended. The holder of an option shall have none of the rights of a stockholder with respect to any shares subject thereto until such shares have been issued to him.

9.  PAYMENT FOR SHARES

    The option price shall be payable in cash or by check acceptable to the Bank. The Bank may not directly or indirectly make any loan to an optionee for the purpose of assisting him to acquire any shares issuable upon the exercise of any option granted to him under the Plan.

10. OPTION AGREEMENT

    Each person granted an option under the Plan shall enter into a written option agreement with the Bank evidencing the option, which shall be dated the day of the grant of the option. An incentive stock option and, to the extent applicable, a nonqualified stock option, granted under this Plan shall contain

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the following terms and conditions and such other terms and conditions consistent with the Plan as may be prescribed by the Board of Directors:

        (a) A provision that the option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and that the option shall be exercisable, during his lifetime, only by him;

        (b) A provision that the option is not exercisable after the expiration of 10 years (five years in the case of an incentive stock option granted to any individual who, at the time the incentive stock option was granted, possessed more than 10% of the total combined voting power of all classes of stock of the Bank or of its parent, if any, or subsidiary corporations) after the granting of the option; and

        (c) A provision that the option is, pursuant to Paragraph 13 of this Plan, subject to adjustment in certain cases.

        (d) In the event of a change in control of the Bank, as defined in paragraph (e), all Options outstanding as of the date of such change in control shall become immediately exercisable.

        (e) CHANGE IN CONTROL. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred in either of the following events: (i) if there has occurred a change in control which the Bank would be required to report in response to Item 5(f) of the Form for Proxy Statement (Form F-5) prescribed by 12 CFR Section 335.212 promulgated under the Securities Exchange
             Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Federal Deposit Insurance Corporation or the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes or (ii) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Bank representing twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Bank, and, in the case of either
             (i) or (ii) above, the Bank's Board of Directors has not consented to such event by a two-thirds vote of all of the members of the Board of Directors adopted prior to such event.
             In addition, a Change in Control shall be deemed to have occurred if, as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing


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             transactions, the persons who were directors of the Bank before such transaction shall cease to constitute a majority of the Board of Directors of the Bank or of any successor institution. Change in Control shall specifically not include a change in ownership of the Bank resulting from formation of a holding company, the shareholders of which are the same as the previous shareholders of the Bank.

11. TERMINATION OF EMPLOYMENT

    If the employment of the holder of an option shall be terminated for cause, each option granted to him under the Plan shall terminate immediately. If a holder's employment ceases by reason of his voluntary resignation and acceptance thereof by the Board of Directors or under circumstances in which the Board of Directors deems termination of the option to be inequitable, such holder may, but only within 3 months next succeeding such cessation of employment and in no event later than 10 years (five years in the case of an incentive stock option granted to any individual who, at the time the incentive stock option was granted, possessed more than 10% of the total combined voting power of all classes of stock of the Bank or of its parent, if any, or subsidiary corporations) after the date the option was granted, exercise each option granted to him under the Plan to the extent that he was entitled to exercise it on the date of such cessation of employment. Whether authorized leave of absence or absence on military or governmental service shall constitute termination of employment for the purpose of the Plan shall be determined by the Board of Directors. Nothing in the Plan or in any option granted under it shall confer upon any optionee any right with respect to continuation of employment by the Bank or interfere in any way with the Bank's right to terminate his employment.

12. DEATH OF OPTIONEE

    In the event that the holder of an option dies while it was exercisable by him, the option may be exercised within a period of 12 months after the date of death, but in no event later than 10 years (five years in the case of an incentive stock option granted to any individual who, at the time the incentive stock option was granted, possessed more than 10% of the total combined voting power of all classes of stock of the Bank or of its parent, if any, or subsidiary corporations) after the date the option was granted, and only to the extent that the optionee was entitled to exercise such option on the date of his death, by the person designated in the optionee's will for that purpose. If no such


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person is designated or if the optionee dies intestate, then such option may be exercised within said period to the same extent by the optionee's personal representative or representatives.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event of any subdivision or combination of the Bank's outstanding Common Stock, by reclassification or otherwise, or in the event of the payment of Common Stock dividend, or, in the discretion of the Board of Directors in the event of any other capital adjustment effected without receipt of consideration from another entity, the aggregate number of shares with respect to which options may be granted under the Plan, the number of shares covered by each outstanding option and the price per share in each such option shall be proportionately adjusted. Each option granted under the Plan shall provide for similar adjustments if any such event occurs after the grant but prior to the exercise of the option.

14. MERGER; DISSOLUTION

    Subject to any required action by the stockholders, if the Bank is a party to any merger or consolidation, any unexercised portion of an option shall, in lieu of the number of shares of Common Stock covered by such unexercised portion, pertain and apply to the number and class or classes of securities to which the optionee would have been entitled under the agreement of merger or consolidation, had the optionee been the holder of record of a number of shares of Common Stock covered by such unexercised portion. If the Bank dissolves or liquidates, each option outstanding under the Plan shall terminate.

15. DISPOSITION OF SHARES ACQUIRED THROUGH AN INCENTIVE STOCK OPTION

    The tax benefits provided for in Section 421(a) of the Code shall apply with respect to the transfer of any share of stock to an individual pursuant to his exercise of an incentive stock option only if no disposition of such share is made by him within two (2) years from the date of the granting of the incentive stock option nor within one (1) year after the transfer of such share to him. If a holder of any share of stock acquired pursuant to his exercise of an incentive stock option under the Plan disposes of said share before the expiration of either of these periods, he shall notify the Bank of such disposition and of the amount realized upon such disposition.

16. TERMINATION AND AMENDMENT

    The Plan shall terminate on the tenth anniversary of the date the Plan is approved by the Shareholders of the Bank, and no

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option shall be granted under the Plan after such date. The Board of
Directors may at any time or from time to time suspend or terminate the Plan or make other amendments or modifications thereof with respect to any shares as to which options are not outstanding, and with the consent of the optionee the Board of Directors may amend or modify any option agreement, evidencing an option granted under the Plan, PROVIDED, ALWAYS, that the Board of Directors may not in any event:

        (a) increase the total number of shares which may be sold under the Plan except as provided in Section 13 hereof;

        (b) change the employees or class of employees eligible to receive options under the Plan;

        (c)  decrease the minimum option price provided in Paragraph 5; or

        (d)  extend the date of termination of this Plan,

without the approval of the shareholders of the Bank.

17. EFFECTIVE DATE

    This Plan will be submitted to the Bank's Shareholders at the 1995 Annual Meeting for approval by the Shareholders, and become effective upon approval by the Shareholders and the Commissioner of Banks pursuant to Mass. G. L. ch. 172 Section 25 and endorsement hereon by the Clerk of the Bank that such approval has occurred, signifying the date of such approval.


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